                                                                    EXHIBIT 99.1


                                                     FOR IMMEDIATE RELEASE
                                                     Contact:  Greg H. Guettler
                                                               President
                                                               (651) 687-9999

        HYPERTENSION DIAGNOSTICS RAISES $2 MILLION FROM PRIVATE PLACEMENT

ST. PAUL, MN - March 27, 2002 - Hypertension Diagnostics, Inc. (NASDAQ SmallCap:
HDII) announced today that it had raised $2,000,000 through a private placement of 8% Convertible Notes in the principal amount of $2,000,000 and warrants to purchase 250,000 shares of Common Stock of the Company. The Company intends to use the proceeds from the private placement as working capital.

         Greg H. Guettler, President of Hypertension Diagnostics, said, "The $2 million in additional funds will aid us in our continuing efforts to bring our CVProfilor(R) DO-2020 technology to physicians in key U.S. markets."

         Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company's 2001 Annual Report on Form 10-KSB under the caption "Risk Factors," as well as others not now anticipated.

                                      # # #

CVProfilor is a registered trademark of Hypertension Diagnostics, Inc. Hypertension Diagnostics, HDI/PulseWave , PulseWave and CVProfile are trademarks of Hypertension Diagnostics, Inc. All rights reserved.
Website:  www.HDII.com
Investor Relations:               Jens Dalsgaard and Tony Altavilla, Managing
                                     Directors
                                  Redwood Consultants, LLC
                                  Mill Valley, CA  94941
                                  415-380-0500